As filed with the Securities and Exchange Commission on July 23, 1996
                                                           Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                         GREENE COUNTY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                  Tennessee                                    62-1222567
(State or other jurisdiction of incorporation     (I.R.S. Employer Identification No.)
                  or organization)

Main and Depot Streets, Greeneville, Tennessee                      37743
   (Address of principal executive offices)                       (Zip Code)

          INCENTIVE STOCK OPTION PLAN OF GREENE COUNTY BANCSHARES, INC.
                            AND SUBSIDIARIES OF 1995

                         NONQUALIFIED STOCK OPTION PLAN
      GREENE COUNTY BANCSHARES, INC. AND SUBSIDIARIES FOR 1994, AS AMENDED

                         NONQUALIFIED STOCK OPTION PLAN
      GREENE COUNTY BANCSHARES, INC. AND SUBSIDIARIES FOR 1993, AS AMENDED
                            (Full title of the plans)

                           R. Stan Puckett, President
                             Main and Depot Streets
                          Greeneville, Tennessee 37743
                     (Name and address of agent for service)

                                  423/639-5111
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                 Ann W. Langston
                            Gerrish & McCreary, P.C.
                             700 Colonial, Suite 200
                                Memphis, TN 38117
                                  901/767-0900

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                         Proposed
                                                                  Proposed                maximum
                                                                   maximum               aggregate              Amount of
    Title of securities to be            Amount to be          offering price            offering             registration
            registered                    registered            per share (1)            price (1)               fee (1)
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$10.00 per share                     32,000 shares           $178.28(1)            $5,705,000(1)           $1,968.00(1)
================================================================================================================================

(1) Calculated pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, based upon the actual price per share of option exercise prices of the options outstanding under the plans covered hereby.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants in the Incentive Stock Option Plan of Greene County Bancshares, Inc. and Subsidiaries of 1995, NonQualified Stock Option Plan Greene County Bancshares, Inc. and Subsidiaries of 1994, as Amended, and NonQualified Stock Option Plan Greene County Bancshares, Inc. and Subsidiaries of 1993, as Amended (the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents previously filed by Greene County Bancshares, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-14289);

(b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

(c) the description of the Common Stock, par value $10.00 per share, of the Company contained in the Company's Registration Statement on Form S-2 (File No. 333-926) filed with the Commission on February 12, 1996 and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, which report is included in the Company's Annual Report on Form 10-K for the period then ended and incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.

         Certain legal matters in connection with the issuance of Common Stock offered hereby are being passed upon for the Registrant by Gerrish & McCreary, P.C.

Item 6.           Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act (the "Tennessee Act") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; (b) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         The termination of a proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the required standard of conduct.

         A corporation may not indemnify a director in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Indemnification is limited to reasonable expenses incurred in connection with the proceeding.

         The Tennessee Act further provides that unless limited by its charter, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

         The Tennessee Act also provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written: (i) affirmation of his good faith belief that he has met the required standard of conduct; and (ii) undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification. In addition, a corporation may pay for or reimburse the reasonable expenses incurred if a determination is made that the facts then known to those making the determination would not preclude indemnification.

         A corporation may not indemnify a director unless authorized in the specific case after the proper determination has been made by the Board of Directors, by special legal counsel or by the shareholders owning the requisite number of shares.

         A corporation also may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as a director. The Charter of Greene County Bancshares, Inc. contains the following indemnification provision:

         The corporation from time to time may provide either directly, or indirectly through the purchase of insurance, for the indemnification of directors, officers, employees and agents of the corporation and of any of its subsidiaries to the fullest extent permitted by law.

         The directors and officers of the Company are covered by an insurance policy in the amount of $5,000,000 by the CNA insurance company.

Item 7.           Exemption from Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.

                                                                                  Sequential Page
                                                             Reference to          Number Where
                                                            Prior Filing or     Attached Exhibits
      Regulation S-B                                        Exhibit Number        are Located in
      Exhibit Number        Document                        Attached Hereto       This Form S-8

           4.1         Incentive Stock Option                     4.1             Page
                       Plan of Greene County
                       Bancshares, Inc. and
                       Subsidiaries of 1995

           4.2         NonQualified Stock                         4.2             Page
                       Option Plan
                       Greene County
                       Bancshares, Inc. and
                       Subsidiaries of 1994, as
                       Amended

           4.3         NonQualified Stock                         4.3             Page
                       Option Plan
                       Greene County
                       Bancshares, Inc. and
                       Subsidiaries of 1993, as
                       Amended

            5          Opinion of Gerrish &                        5              Page
                       McCreary, P.C.

           23.1        Consent of Gerrish &                      23.1             Page
                       McCreary, P.C. (contained
                       in Exhibit 5)

           23.2        Consent of Coopers &                      23.2             Page
                       Lybrand L.L.P.

            24         Power of Attorney                     Contained on         Page
                                                            Signature Page

Item 9.           Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on July 8, 1996.

                                       GREENE COUNTY BANCSHARES, INC.

                                       By: /s/   R. Stan Puckett
                                           ------------------------------------
                                           R. Stan Puckett, President and
                                           Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stan Puckett, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/  William F. Richmond               /s/  R. Stan Puckett
- ----------------------------------     ----------------------------------------
William F. Richmond, Senior            R. Stan Puckett, President
    Vice President                     and Chief Executive Officer
and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Date:    July 8, 1996                  Date:    July 8, 1996

Name                              Capacity                 Date
- ----                              --------                 ----
 /s/                              Chairman,                7/8/96
- -----------------------------     Director                 --------------
Harrison Lamons

 /s/                              President                7/8/96
- -----------------------------     and Director             --------------
R. Stan Puckett

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
Phil M. Bachman, Jr.

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
Helen Horner

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
J.W. Douthat

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
Terry Leonard

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
Ralph T. Brown

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
James A. Emory

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
Patrick Norris

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
Jerald K. Jaynes

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
Charles S. Brooks

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
Davis Stroud

 /s/                              Director                 7/8/96
- -----------------------------                              --------------
W.T. Daniels

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ---------------------

                                    EXHIBITS

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ---------------------

                         GREENE COUNTY BANCSHARES, INC.

                                  EXHIBIT INDEX

                                                                 Reference to
                                                                 Prior Filing or
  Regulation S-B                                                 Exhibit Number
  Exhibit Number               Document                          Attached Hereto

        4.1         Incentive Stock Option Plan of                     4.1
                    Greene County Bancshares, Inc. and
                    Subsidiaries of 1995

        4.2         NonQualified Stock Option Plan                     4.2
                    Greene County Bancshares, Inc. and
                    Subsidiaries of 1994, as Amended

        4.3         NonQualified Stock Option Plan                     4.3
                    Greene County Bancshares, Inc. and
                    Subsidiaries of 1993, as Amended

         5          Opinion of Gerrish & McCreary, P.C.                 5

       23.1         Consent of Gerrish & McCreary, P.C.               23.1
                    (contained in Exhibit 5)

       23.2         Consent of Coopers & Lybrand L.L.P.               23.2

        24          Power of Attorney                             Contained on
                                                                 Signature Page